FOURTH AMENDMENT dated as of August 19, 1999
                           (this "Amendment") to the Credit Agreement (as previously amended, the "Credit Agreement") dated as of January 7, 1997, among ContiFinancial Corporation, a Delaware corporation (the "Borrower"), the Lenders party thereto and Credit Suisse First Boston, New York Branch, as Administrative Agent.

                  A. Pursuant to the Credit Agreement, the Lenders have extended credit to the Borrower on the terms and subject to the conditions set forth therein.

                  B. The Borrower has requested that the Lenders extend the Maturity Date and amend certain other provisions of the Credit Agreement as set forth herein. The undersigned Lenders are willing to amend such provisions on the terms and subject to the conditions set forth herein.

                  Accordingly, in consideration of the mutual agreements contained herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  SECTION 1. Definitions. Each capitalized term used but not defined herein shall have the meaning assigned to it in the Credit Agreement as amended hereby. The principles of construction set forth in Section 1.03 of the Credit Agreement shall apply equally to this Amendment.

                  SECTION 2. Amendments to Article I.

                  (a) Amendment of Section 1.01. Section 1.01 of the Credit Agreement is hereby amended by:

                  (i) inserting in the appropriate alphabetical order the
            following definitions:

                    "Act of Insolvency"  means, with respect to the Borrower and its Restricted Subsidiaries, (i) the filing of a petition, commencing, or authorizing the commencement of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors of the Borrower or any of its Restricted Subsidiaries, or suffering any such petition or proceeding to be commenced by another; provided, however, that any involuntary proceeding filed against the Borrower or a Restricted Subsidiary shall not constitute an Act of Insolvency unless such petition or proceeding is not dismissed within 30 days of its commencement,
               (ii) seeking the appointment of a receiver, trustee, custodian or similar official for the Borrower or a Restricted Subsidiary or any substantial part of its property, (iii) the appointment of a receiver, conservator, or manager for the Borrower or a Restricted Subsidiary or any substantial part of the property of either by any governmental agency or authority having the jurisdiction to do so, (iv) the making or offering by the Borrower or a Restricted Subsidiary of a composition with its respective creditors or a general assignment for the benefit of creditors,
               (v) the admission in writing by the Borrower or a Restricted Subsidiary of such party's inability to pay its ordinary course trade debts as they become due or mature, or (vi) any Governmental Authority or agency or any person, agency or entity acting or purporting to act under Governmental Authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of the Borrower or a Restricted Subsidiary, or shall have taken any action to displace the management of such party or to curtail its authority in the conduct of the business of such party.

                    "Affiliate  Transaction"  shall  have the  meaning  assigned thereto in Section 6.06 hereof.

                    "Average  Liquidity Test" means for any month (A) the sum of
               (i) the Borrower's consolidated cash plus unencumbered mortgage loans on the last Business Day of such month and (ii) the Borrower's consolidated cash plus unencumbered mortgage loans on the first Business Day of the following month, (B) divided by two.

                    "Collateral"  has  the  meaning  specified  in the  Security
               Agreement.

                    "Consolidated  Restricted  Subsidiary"  means  a  Restricted
               Subsidiary (i) 80% of the Capital Stock and 80% of the Voting Stock of which is owned by the Borrower or one or more Consolidated Restricted Subsidiaries and (ii) which is treated as a consolidated subsidiary for the purpose of the Borrower's U.S. Federal income tax reporting.

                    "Contractual   Obligation"  means  as  to  any  Person,  any
               provision of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound or any provision of any security issued by such Person.

                    "Excluded Subsidiary" means each of Royal Mortgage Partners,
               L.P., Resource One Consumer Discount Company, Inc., Resource One Mortgage of Oxford Valley, Inc., Resource One of Delaware Valley, Inc., Resource Corporation Financial Inc., Crystal Mortgage
               Company, Inc., Lenders M.D., Inc., Keystone Mortgage Partners LLC, Keystone Mortgage Partners, Inc., Keystone Mortgage Funding, Inc., Keystone Mortgage Investments, Inc., Keystone Capital Group, Inc. and California Lending Group.

                    "Fourth Amendment Date" means August 19, 1999.

                    "Greenwich" means Greenwich Capital Financial Products, Inc.

                    "Indentures"  means the  Indenture,  dated as of August  15,
               1996, between the Borrower and The Chase Manhattan Bank, as Trustee, the Indenture, dated as of March 1, 1997, between the Borrower and The Chase Manhattan Bank, as Trustee, and the Indenture, dated as of March 4, 1998, between the Borrower and The Bank of New York, as Trustee, pursuant to the terms of each of which the Borrower has issued Senior Notes.

                    "Material  Adverse  Effect" means a material  adverse effect upon (i) the business operations, properties or assets of the Borrower and its Subsidiaries, taken as a whole, (ii) the ability of the Borrower to perform its obligations, or of the Administrative Agent or the Lenders to enforce any of their respective rights or remedies, under this Agreement or any of documents to be executed and/or delivered hereunder, (iii) the validity or enforceability of any of the Security Documents or
               (iv) the Collateral taken as a whole (provided that any fair value adjustments to Excess Spread Receivables as required by GAAP shall not be deemed a "Material Adverse Effect"), in the case of clauses (i), (ii), (iii) and (iv) above (A) taking into consideration the financial condition of the Borrower and its Subsidiaries as of the date of this Agreement and (B) without taking into consideration any further deterioration of the financial condition of the Borrower and its Subsidiaries after the date of this Agreement.

                    "Permitted   Holders"  means  lineal  descendants  of  Jules
               Fribourg, including any individual legally adopted; spouses of such descendants; trusts, the beneficiaries of which are any of the foregoing; partnerships, corporations, or other entities in which any of the foregoing (individually or collectively) has a controlling interest; and charitable organizations established by any of the foregoing.

                    "Requirement of Law" means as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its property is subject.

                    "Responsible  Officer"  means,  as to any Person,  the chief executive officer, vice president and treasurer, or with respect to financial matters, the chief financial officer or treasurer of such Person; provided, however, that in the event any such officer is unavailable at any time he or she is required to take any action hereunder, Responsible Officer shall mean any officer authorized to act on such officer's behalf as demonstrated to the Buyer to its reasonable satisfaction.

                    "Restricted Payment" means (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock or similar payment to the direct or indirect holders of its Capital Stock (other than (A) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (B) dividends or distributions payable solely to the Borrower or a Subsidiary and (C) pro rata dividends or other distributions made by an Unrestricted Subsidiary to minority shareholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Borrower held by any Person or of any Capital Stock of a Subsidiary held by any Affiliate of the Borrower (other than a Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Borrower that is not Disqualified Stock), (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of such Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition).

                    "Secured  Parties" has the meaning given to such term in the
               Security Agreement.

                    "Security   Agreement"   means  the  Pledge   and   Security
               Agreement, dated as of the Fourth Amendment Date, by the Borrower in favor of Credit Suisse First Boston, New York Branch, as Collateral Agent.

                    "Security  Documents"  means the Security  Agreement and all other documents executed and delivered in connection therewith.

                    "Senior  Indebtedness"  means (i) Indebtedness of any Person and (ii) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Borrower to the extent post-filing interest is allowed in such proceeding) in respect of (A)
               indebtedness   of  such  Person  for  money   borrowed   and  (B)
               indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable unless, in the case of either clause (i) or
               (ii), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Borrower's obligations hereunder; provided, however, that Senior Indebtedness shall not include (1) any obligation of such Person to any Subsidiary of such Person, (2) any liability for Federal, state, local or other taxes owed or owing by such Persons, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any obligation in respect of Capital Stock of such Person or (5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Agreement.

                    "Senior  Notes"  means  any  and  all  notes  issued  by the
               Borrower under the terms of the Indentures.

                    "Subordinated  Obligation"  means  any  Indebtedness  of the
               Borrower (whether outstanding on the date hereof or thereafter incurred) which is subordinate or junior in right of payment to the obligations of the Borrower under this Agreement pursuant to a written agreement to that effect.

                    "Temporary Cash Investments" means any of the following: (i)
               any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is not an Affiliate of the Borrower and which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Borrower) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group, and (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.

               (ii) Deleting the definition of "Asset Disposition" in its entirety and replacing it with the following:

                    "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Borrower or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Borrower or a Restricted Subsidiary),
               (ii) all or substantially all the assets of any division or line of business of the Borrower or any Restricted Subsidiary, (iii) any other assets of the Borrower or any Restricted Subsidiary outside of the ordinary course of business of the Borrower or such Restricted Subsidiary, (iv) any Investment in a Strategic Alliance Client or (v) any Excess Spread Receivables (other than, in the case of (i), (ii), (iii), (iv) and (v) above, (x) a disposition by a Restricted Subsidiary to the Borrower or by the Borrower or a Restricted Subsidiary to a Consolidated Restricted Subsidiary, (y) a disposition that constitutes a permitted Restricted Payment or (z) a disposition of assets (including related assets) for an aggregate consideration of $1.0 million or less).

               (iii) Deleting the definition of "Change of Control" in its entirety and replacing it with the following:

                    "Change  in  Control"  means  the  occurrence  of any of the following events:

                    (i) Any "person" (as such term is used in Section  13(d) and
               14(d) of the Exchange Act), other than any Permitted Holder, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of such Person; provided, however, that the Permitted Holders beneficially own (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Borrower or any Restricted Subsidiary than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause (i), such other person shall be deemed to beneficially own any Voting Stock of a corporation held by another corporation (a "parent corporation"), if such other person is the beneficial owner (as defined above for such person), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders beneficially own (as defined above for the Permitted Holders), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation);

               (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Borrower or any Restricted Subsidiary was approved by a vote of 66-2/3% of the directors of the Borrower or any Restricted Subsidiary then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

               (iii) the merger or consolidation of the Borrower or any Restricted Subsidiary with or into another Person or the merger of another Person with or into the Borrower or any Restricted Subsidiary, as the case may be, or the liquidation, wind-up or dissolution of the Borrower or any Restricted Subsidiary, as the case may be, or the sale of all or substantially all the assets of the Borrower or any Restricted Subsidiary, as the case may be, to another Person (other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of the Borrower or any Restricted Subsidiary, as the case may be, that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Borrower or any Restricted Subsidiary, as the case may be, are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation; provided, however, that the sale by the Borrower or its Subsidiaries from time to time solely of receivables to a trust for the purpose solely of effecting one or more securitizations shall not be treated hereunder as a sale of all or substantially all the assets of the Borrower.

          Notwithstanding anything contained in this Agreement to the contrary, a Change of Control accompanied by an equity infusion in the Borrower of not less than $100,000,000 shall not constitute an Event of Default under this Agreement for 60 days after the date of such equity infusion, unless an additional Change of Control shall occur during such 60-day period.

               (iv) Deleting the definition of "Interest Payment Date" in its entirety and replacing it with the following:

                    "Interest  Payment Date" means with respect to any Loan, the third Business Day of each month.

               (v) Deleting the words "one, two or three months" in the definition of "Interest Period" and replacing them with the words "one month."

               (vi) Deleting the definition of "Maturity Date" in its entirety and replacing it with the following:

                    "Maturity  Date" means March 31,  2000,  as such date may be extended from time to time pursuant to Section 2.11.

               (vii) Deleting the definition of "Net Available Cash" in its entirety and replacing it with the following:

                    "Net Available  Cash" from an Asset  Disposition  means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form) in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be, repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) the deduction of appropriate amounts provided by the Borrower as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Borrower or any Restricted Subsidiary after such Asset Disposition.

               SECTION 3. Amendments to Article II. Article II of the Credit Agreement is hereby amended by:

               (a) Deleting the first sentence of Section 2.02(b) in its entirety and replacing it with the following words: "Each Revolving Borrowing shall be comprised of Eurodollar Loans only."

               (b) Deleting Section 2.02(c) and (d) in their entirety and replacing it with the following words "(c) [Reserved]." and "(d) [Reserved].", respectively.

               (c) Deleting the following words in Section 2.03: "or (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of the proposed Borrowing," deleting clause (iii) of section 2.03 in its entirety and replacing it with the words "(iii) stating that the Borrowing is a Eurodollar Borrowing;" and deleting the first sentence in the paragraph following Section 2.03(v).

               (d) Deleting Section 2.04 in its entirety and replacing it with the following:

                    SECTION 2.04. Swingline Loans. The Swingline Lender shall not make any Swingline Loans to the Borrower after the Fourth Amendment Date.

               (e) Deleting clause (ii) in Section 2.05 in its entirety and replacing it with the following words: "(ii) in the case of the Borrower, the interest rate then applicable to Eurodollar Loans with a one-month Interest Period."

               (f) Deleting Section 2.06(a) in its entirety and replacing it with the following words: "After the Fourth Amendment Date, each Revolving Borrowing shall be a Eurodollar Borrowing with a one-month Interest Period."

               (g) Deleting Section 2.06(b), (c), (d) and (e) in their entirety.

               (h) Deleting the number "(i)" in Section 2.08(a) and deleting clause (ii) thereof in its entirety.

               (i) Deleting the parenthetical in the first sentence of Section 2.09(b) in its entirety, deleting the number "(i)" in Section 2.09(b), deleting clauses (ii) and (iii) of Section 2.09(b) in their entirety and deleting the last sentence of Section 2.09(b) in its entirety.

               (j) Deleting Section 2.11(a) in its entirety and replacing it with the words "(a) [Reserved]."

               (k) Adding the following proviso immediately before the proviso in Section 2.11(e): "provided, however, that the Borrower shall not be required to pay any such accrued interest on any Interest Payment Date when the Average Liquidity Test for the prior month is less than $40,000,000; any such unpaid interest shall be due and payable on the Termination Date (provided further that no interest shall accrue on and such deferred interest)" and adding the word "further" after the word "provided" in such provision.

               (l) Deleting Section 2.11(c) in its entirety and replacing it with the words "(c) [Reserved]."

               (m) Deleting clause (ii) of Section 2.11(d) in its entirety and replacing it with the following words: "(ii) in the case of any other amount, 2% plus the Alternate Base Rate."

               (n) Deleting clause (iii) of Section 2.11(e) in its entirety and renumbering clause (iv) so that it is clause (iii).

               (o) Deleting the following words in Section 2.11(f): "and (solely with respect to the determination of interest payable on any Swingline Loan) the applicable Federal Funds Effective Rate shall be determined by the Swingline Lender."

               (p) Deleting Section 2.12 in its entirety and replacing it with the words "SECTION 2.12. [Reserved]."

               (q) Deleting clause (b) of Section 2.14 in its entirety and renumbering clauses (c) and (d) so that they are clauses (b) and (c), respectively.

               SECTION 4. Amendments to Article III. Article III of the Credit Agreement is hereby amended to delete the words "September 30, 1996" in clause
(ii) of Section 3.04(a) and replacing it with the words "March 31, 1999" and to add the words "and subject to any qualifications contained therein" at the end of Section 3.04(a). Section 3.04(b) is hereby in its entirety and replaced with the words: "(b) Since March 31, 1999, there has been no Material Adverse Effect, except as otherwise disclosed to the Lenders."

               SECTION 5. Amendments to Article V. Article V of the Credit Agreement is hereby amended by:

               (a) Deleting the following words in the parenthetical in Section 5.01(a)(i): "without a "going concern" or like qualification or exception and"; and adding the following at the end of the Section 5.01:

                    "(i) the following additional financial information (A) the Borrower's consolidated cash flow information for each month within 15 Business Days after the end of such month; (B) rolling three month financial projections for the Borrower at the beginning of each month starting on December 1, 1999 through the Termination Date; (C) the Borrower's actual cash position as of the preceding Business Day on the first Business Day of each week; (D) quarterly Excess Spread Receivables valuations when quarterly financial statements are provided pursuant to
                    Section 5.01(a) or (b), as applicable; (E) monthly static pool performance summaries on a pool-by-pool basis with respect to each Excess Spread Receivables comprising the Collateral within five Business Days of receipt thereof by the Borrower and (F) monthly deal trigger report (including, without limitation, loss and delinquency triggers) on or before the 25th day of the month or the next Business Day thereafter.

                    (j) on the second Business Day of each month, a certificate of a Financial Officer setting forth reasonably detailed calculations of the Average Liquidity Test for the prior month."

               (b) Deleting the number "(i)" in Section 5.01(a) and also deleting the following words in such Section: ", and (ii) a letter from such independent public accountants certifying that during the course of their audit nothing came to their attention that would indicate that the Borrowing Base Certificate, if any, relating to the last day of such fiscal year is inaccurate in any material respect."

               (c) Deleting Section 5.01(g) in its entirety and replacing it with the words "(g) [Reserved]."

               SECTION 6. Amendments to Article VI. Article VI of the Credit Agreement is hereby amended by deleting Section 6.01 and Sections 6.03 through
6.10 thereof in their entirety and substituting therefor the following:

               SECTION 6.01. Restricted Payments. Neither the Borrower nor any Restricted Subsidiary shall make any Restricted Payment.

               SECTION 6.03. Collateral. Neither the Borrower nor any Restricted Subsidiary shall take any action which would directly or indirectly impair or adversely affect (i) the Administrative Agent's lien on any Collateral or (ii) the value of such Collateral except, in the case of this clause (ii), (x) any action solely relating to, resulting solely from, or arising solely out of the financial condition of the Borrower or (y) any action taken in the ordinary course of business.

               SECTION 6.04. Material Adverse Effect. Neither the Borrower nor any Restricted Subsidiary shall take any action which could reasonably be expected to have a Material Adverse Effect.

               SECTION 6.05. Business Activities. Neither the Borrower nor any Restricted Subsidiary shall engage, to any substantial extent, in any line or lines of business activity other than the businesses now generally carried out by it, or cease or take any action to cease (or permit any Subsidiary which is not an Excluded Subsidiary of the Borrower to cease) to be in the business of originating mortgage loans.

               SECTION 6.06. Affiliate Transactions. (A) The Borrower shall not permit any of its Subsidiaries to sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates (an "Affiliate Transaction") unless the terms thereof (i) are no less favorable to the Borrower or such Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate, (ii) if such Affiliate Transaction involves an amount in excess of $2,000,000 (or the equivalent amount in any foreign currency), (x) are set forth in writing and (y) have been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction and (iii) if such Affiliate Transaction involves an amount in excess of $10,000,000 (or the equivalent amount in any foreign currency), have been determined by a nationally recognized investment banking firm to be fair from a financial standpoint, to the Borrower and its Subsidiaries.

               (B) Without limiting the generality of any other provisions set forth in this Agreement, the provisions of Section 6.06(A)(i) shall not prohibit (i) any Permitted Investment, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, (iii) the grant of stock options or similar rights to employees and directors of the Borrower pursuant to plans approved by the Board of Directors, (iv) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Borrower or its Subsidiaries, but in any event not to exceed $1,000,000 (or the equivalent amount in any foreign currency) in aggregate principal amount outstanding at any one time; provided that the $2,882,488 of employee loans -------- existing as of June 30, 1999 shall not be included in calculating such $1,000,000 limit, (v) the payment of reasonable fees to directors of the Borrower and its
          Subsidiaries who are not employees of the Borrower or its Subsidiaries, (vi) any Affiliate Transactions between the Borrower and a Subsidiary or between consolidated Subsidiaries (in each case other than any Subsidiary that is an "affiliate" (as such term is defined in the Exchange Act)) of any Affiliate (other than any Subsidiary) of the Borrower and (vii) transactions pursuant to any agreement as in existence as of the date hereof between the Borrower or its Subsidiaries and Continental Grain Company, a Delaware corporation, or one of its Subsidiaries or any extensions or renewals thereof.

               SECTION 6.07. Investment Company. Neither the Borrower nor any Restricted Subsidiary shall become an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act, as amended.

               SECTION 6.08. Average Liquidity Test. The Borrower shall not permit the Average Liquidity Test for any month to be less than $20,000,000.

               SECTION 6.09. Asset Dispositions. The Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless (i) the Borrower or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors of the Borrower, of the shares and assets subject to such Asset Disposition and at least 85% of the consideration thereof received by the Borrower or such Restricted Subsidiary is in the form of cash or cash equivalents and (ii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Borrower (or such Restricted Subsidiary, as the case may be) either (x) for working capital purposes or (y) to prepay, repay, redeem or purchase, on a ratable basis, Senior Indebtedness of the Borrower or any Indebtedness of a Restricted Subsidiary, as the case may be (other than in either case Indebtedness owed to the Borrower or an Affiliate of the Borrower), provided that the Borrower may prepay, repay, redeem or purchase any Senior Indebtedness owed to the Borrower's warehouse lenders without such ratable payments to the holders of any other Senior Indebtedness, in either case within 180 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this Section, the Borrower or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased, and (iii) at the time of such Asset Disposition no Default shall have occurred and be continuing (or would result therefrom). Notwithstanding the foregoing provisions of this Section 6.09, the Borrower and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this paragraph exceeds $10 million; provided, however, pending application of Net Available Cash pursuant to this Section 6.09, such Net Available Cash shall be invested in Temporary Cash Investments.

               For the purposes of this Section 6.09, the following are deemed to be cash or cash equivalents: (x) the assumption of Indebtedness of the Borrower or any Restricted Subsidiary, and the release of the Borrower and its continuing Restricted Subsidiaries from all liability on such Indebtedness, in connection with such Asset Disposition and
          (y) securities received by the Borrower or any Restricted Subsidiary from the transferee that are promptly converted by the Borrower or such Restricted Subsidiary into cash.

               SECTION 6.10. Senior Note Payments. The Borrower shall timely make all required payments to holders of its Senior Notes that are due in each of September and October 1999.

               SECTION 7. Amendments to Article VII. (a) Article VII of the Credit Agreement is hereby amended by deleting clauses (f) through (m) thereof in their entirety and substituting therefor the following:

               (f) an Act of Insolvency occurs with respect to the Borrower;

               (g) any governmental, regulatory, or self-regulatory authority takes any action to remove, limit, restrict, suspend or terminate the rights, privileges, or operations of the Borrower or any of its Restricted Subsidiaries which in any case has a Material Adverse Effect;

               (h) any Change of Control of the Borrower shall have occurred without the prior consent of the Required Banks which consent shall not be unreasonably withheld;

               (i) the Required Lenders, in their good faith judgment, believe that there has been a Material Adverse Effect;

               (j) the occurrence and continuance of a material "event of default" or of an "event of termination" on the part of the Borrower (x) under any agreement between the Borrower (or an Affiliate thereof) on the one hand, and Greenwich (or an Affiliate thereof) on the other hand, which has not been waived by Greenwich (or its Affiliate), or (y) under any of the Indentures;

               (k) there ceases to be a valid, first priority perfected security interest in the Collateral (as defined in the Security Agreement)."

               (b) Article VII of the Credit Agreement is hereby amended by deleting the words "and in the case of any event with respect to the Borrower described in clause (h) or (i)" in the provision following paragraph (m) and inserting the words "and in the case of any event with respect to the Borrower in clause (f)."

               SECTION 8.  Amendments  to Article VIII.  The first  paragraph of
Article VIII of the Credit Agreement is hereby amended so that the words "and as Collateral Agent (as defined in the Security Agreement)" are inserted after the word "agent" in the third sentence of such paragraph and so that the words "and of the Security Agreement" are added after the word "hereof" in the fifth sentence of such paragraph.

               SECTION 9. Amendments to Article IX. Article IX of the Credit Agreement is hereby amended by (a) deleting the words "each of the Borrower and" from clauses (i) and (ii) of the proviso to Section 9.04(b) and adding the following proviso at the end of clause (i) in such Section 9.04(b): "; provided that the Borrower receives prior written notice of any such assignment"; and (b)
Article IX of the Credit  Agreement  is hereby  amended by adding the  following
Section 9.13 to the end thereof:

               "SECTION 9.13. Collateral Proceeds. Each Lender agrees that if it receives greater than its pro rata share of the proceeds of Collateral (as defined in the Security Agreement), such Lender shall return such excess proceeds to the Collateral Agent (as defined in the Security Agreement) for redistribution among the Secured Parties so that each Secured Party receives proceeds of Collateral equal to the same percentage of the total Obligations (as defined in the Security Agreement) owed to it. This Section 9.13 may not be amended without the written consent of all of the Secured Parties."

               SECTION  10.   Representations   and  Warranties.   The  Borrower
represents and warrants to the Administrative Agent and each Lender that:

               (a) The representations and warranties set forth in the Credit Agreement and the Security Documents are true and correct in all material respects as of and with the same effect as if made on the date hereof (except to the extent such representations and warranties expressly relate to an earlier date) after giving effect to this Amendment, and with all references in such representations to (i) the "Transactions" being deemed to include the execution, delivery and performance by the Borrower of this Amendment and (ii) "this Agreement" being deemed to include this Amendment.

               (b) (i) The Borrower's identification and description is a complete listing of all Eligible Excess Spread Receivable pools as of June 30, 1999 and (ii) subject to retention by the Borrower of reasonable reserves, the Borrower cannot grant a security interest in favor of the Administrative Agent and the Lenders in more than $147,004,342 in book value of the Borrower's Eligible Excess Spread Receivables pursuant to the terms of the Indentures without also granting a ratable Lien to the holders of Senior Notes.

               (c) The Borrower has made a full and complete assessment of all issues which may be related to the occurrence of the year 2000, including all issues related to its computer program and software (the "Year 2000 Issues"), and has a realistic and achievable program for remediating the Year 2000 Issues on a timely basis (the "Year 2000 Program"). Based on such assessment and on the Year 2000 Program, the Borrower does not reasonably anticipate that Year 2000 Issues will have a Material Adverse Effect.

               (d) After giving effect to this Amendment, the Borrower is in compliance in all material respects with all the terms and provisions contained in the Credit Agreement required to be observed or performed by it.

               (e) After giving effect to this Amendment, no Default has occurred and is continuing to the best of the Borrower's knowledge.

The foregoing representations and warranties shall survive the execution and delivery of this Amendment.

               SECTION 11. Effectiveness. This Amendment shall become effective on the date (the "Amendment Effective Date") on which each of the following conditions is met:

               (a) the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrower and the Lenders;

               (b) the Administrative Agent shall have received an opinion of Borrower's in-house counsel and Dewey Ballantine LLP, in form and substance satisfactory to the Administrative Agent and covering such matters relating to this Amendment and the Security Documents, as the Administrative Agent shall reasonably request;

               (c) the Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower or the authorization of this Amendment and the Security Documents, and any other legal matters relating to the Borrower or this Amendment or the Security Documents, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel; and

               (d) an amendment to the Reimbursement Agreement, substantially in the form of this Amendment, shall have been executed and delivered by the Borrower and of all the "Participating Banks" (as defined in the Reimbursement Agreement), and the amendments set forth therein shall have become effective (or shall become effective concurrently with the effectiveness of the amendments set forth herein).

               (e) the Collateral Agent shall have received the Security Agreement, dated as of the date hereof, duly executed by an authorized officer of the Borrower, together with certificates evidencing all of the Collateral, which certificates shall be accompanied by undated certificate powers duly executed in blank.

               The Administrative Agent shall promptly notify the Borrower and the Lenders of the Amendment Effective Date, and such notice shall be conclusive and binding on all parties hereto.

               SECTION 12. Fees and Expenses. Without limiting the Borrower's obligations under Section 9.03 of the Credit Agreement, the Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Co-Arrangers identified on the cover page of the Credit Agreement and their respective Affiliates, including the reasonable fees and disbursements of all counsel and advisors for such parties, in connection with the preparation, negotiation, execution and delivery of this Amendment and the Security Documents and the evaluation by such parties of their rights and the rights of the Lenders under the Credit Agreement, the Security Documents or any related documentation.

               SECTION 13. Miscellaneous.

               (a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower or any Subsidiary to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. The Borrower hereby ratifies, affirms, acknowledges and agrees that the Credit Agreement and the Loans and reimbursement obligations thereunder represent the valid, enforceable and collectible obligations of the Borrower, and acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or the Loans or reimbursement obligations thereunder.

               (b) As used in the Credit Agreement, the terms "Agreement", "herein", "hereinafter", "hereunder", "hereto", and words of similar import shall mean, from and after the date hereof, the Credit Agreement as amended by this Amendment.

               (c) Section headings used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

               (d) THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

               (e) This Amendment may be executed in any number of counterparts, each of which shall be an original but all of which, when taken together, shall constitute but one instrument.

               (f) The Lenders hereby waive any Default resulting from (i) the failure by the Borrower to timely provide to the Administrative Agent the Borrower's March 31, 1999 financial statements as required in
          Section 5.01(a) of the Credit Agreement and (ii) the "going concern" qualification contained in the report of the Borrower's independent public accountants given in connection with such financial statements.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

                               CONTIFINANCIAL CORPORATION

                               by
                                   -----------------------------------
                                   Name:/s/ Alan Fishman
                                   Title: Authorized Signatory

                               by
                                   -----------------------------------
                                   Name:/s/ Frank Baier
                                   Title: Authorized Signatory


                              CREDIT SUISSE FIRST BOSTON, NEW
                              YORK BRANCH Individually and as
                              Administrative Agent,

                               by
                                   -----------------------------------
                                   Name:/s/ Robert N. Finney
                                   Title: Managing Director

                               by
                                   -----------------------------------
                                   Name:/s/ Jay Chall
                                   Title: Director

                               DRESDNER BANK AG, NEW YORK AND
                               GRAND CAYMAN BRANCHES,

                               by
                                   -----------------------------------
                                   Name:/s/ J. Curtin Beaudouin
                                   Title: First Vice President

                               by
                                   -----------------------------------
                                   Name:/s/ Anthony C. Valencourt
                                   Title: Senior Vice President

                               CORESTATES BANK, N.A.,

                               by
                                   -----------------------------------
                                   Name:
                                   Title:

                               THE BANK OF NEW YORK,

                               by
                                   -----------------------------------
                                   Name:/s/ Richard P. Hebner
                                   Title: Vice President

                               DEUTSCHE BANK AG, NEW YORK AND/OR
                               CAYMAN ISLAND BRANCHES,

                               by
                                   -----------------------------------
                                   Name:/s/ Gayma Z. Shivnarain
                                   Title: Director

                               by
                                   -----------------------------------
                                   Name:/s/ John S. McGill
                                   Title: Director

                               DG BANK,

                               by
                                   -----------------------------------
                                   Name:/s/ Wolfgang Bollmann
                                   Title: Senior Vice President

                               by
                                   -----------------------------------
                                   Name:/s/ Norah McCann
                                   Title: Senior Vice President

                               THE BANK OF NOVA SCOTIA,

                               by
                                   -----------------------------------
                                   Name:/s/ A.T.D. Clarke
                                   Title: Senior Manager

                               CREDIT LYONNAIS NEW YORK BRANCH,

                               by
                                   -----------------------------------
                                   Name:/s/ David Bonington
                                   Title: Vice President

                               SOCIETE GENERALE, NEW YORK BRANCH

                               by
                                   -----------------------------------
                                   Name:/s/ Charles D. Fischer, Jr.
                                   Title: Vice President

                               COMERICA BANK,

                               by
                                   -----------------------------------
                                   Name:/s/ Von L. Ringger
                                   Title: First Vice President

                               FIRST UNION NATIONAL BANK OF NORTH CAROLINA,

                               by
                                   -----------------------------------
                                   Name:/s/ Helen F. Wessling
                                   Title: Vice President

                               MORGAN GUARANTY TRUST COMPANY OF NEW YORK,

                               by
                                   -----------------------------------
                                   Name:/s/ Anna Marie Fallon
                                   Title: Vice President

                               PNC BANK NATIONAL ASSOCIATION,

                               by
                                   -----------------------------------
                                   Name:/s/ Robert E. Bjoahul
                                   Title: Vice President

                               THE SUMITOMO BANK, LIMITED, NEW
                               YORK BRANCH,

                               by
                                   -----------------------------------
                                   Name:/s/ Suresh S. Tata
                                   Title: Senior Vice President